Exhibit 10.14

                                   ADDENDUM #1
                                       TO
                              THE JOINT COOPERATION
                                    AGREEMENT

The Joint Cooperation Agreement ("Agreement") between CopyTele, Inc. ("CopyTele") located at 900 Walt Whitman Road, Melville, New York 11747 and Volga Svet Ltd. ("Volga"), located at 101 Prospekt 50, Let Octyabra, Saratov, 410052, Russia signed October 10, 1997 and amended lastly on January 25, 2001 is added as follows:

o        DEFINITIONS

1.1 "Background Patents" shall mean any and all patent applications owned by either Party in any country of the world, other than Program Patents, and having a first filing date or priority date before the effective date of this Agreement that relate to FED technology. The Parties' Background Patents (including patent applications) are set forth in Attachment 5.

1.2 "Background Technology" shall mean the Parties' technical information and know how existing on the Effective Date relating to FED technology (Attachment 5).

1.3 "Program Patents" shall mean any patents or patent applications based on inventions, ideas or designs made by the Parties in pursuit of the Milestones.

1.4 "Program Technology" shall mean any technical information and know how developed by the Parties in pursuit of the Milestones.

1.5 "Milestones" shall mean the development program to be achieved in this Addendum specifying steps for the target and time schedule agreed by the Parties set forth in Attachment 2.

1.6 "Specification" shall mean the specification of a full color FED set forth in Attachment 1.

1.7 "Affiliate" shall mean a company over 50% of whose voting equity is owned directly or indirectly by a Party.

1.8 "Associate" shall mean a company or an organization that supports the Parties as set forth in Attachment 4.

1.9 "FED" shall mean a field emission display utilizing edge emission technology.

1.10 "Module" shall mean the display device, including (a) FED, (b) the attached associated driver circuits and (c) controller circuits.



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1.11     "Product" shall mean a Module produced on the basis of the Background
         Patents, Background Technology, Program Patents or Program Technology referred to in the Addendum.

1.12 "Effective Dates" shall mean the date of the first payment made by CopyTele to Volga in accordance with the Addendum.

o Volga shall meet the target specification shown in Attachment 1 and shall follow the schedule and milestones shown in Attachment 2. The target delivery date for the first samples of the Module is five months after the effective date of this Addendum.

o        The Agreement is extended to May 10, 2004.

         The Development Term and the Target shall be as below.

         Phase I       - Term is one year starting on the Effective Date.
                       - Target is five (5) inch full color Module.

         Phase II      - Term is one year starting on the date of
                         completing Phase I. - Target shall be agreed in the last quarter of Phase I.

         Phase III     - Term is one year starting on the date of
                         completing Phase II. - Target shall be as agreed in the last quarter of Phase II.

         The Parties shall confirm completion of the Specifications in each Phase. If the Specifications have not been met for a Phase, the Parties shall mutually discuss further development or other options before entering the next Phase. The Parties shall agree to the Target, Specification, Milestones and compensation for the next Phase before proceeding to Phase II and Phase III.

o CopyTele and Volga are in charge of developing process and prototypes in accordance with Specifications. Futaba Corporation ("Futaba") is in charge of commercialization and mass production if Futaba considers it commercially viable.

         Futaba is in charge of reproducing prototypes in accordance with the prototypes supplied by CopyTele with the assistance of CopyTele and Volga.

o        Compensation -- CopyTele to Volga

1.13 CopyTele shall pay to Volga the compensation for the development which is set forth in Attachment 3 within 10 days after submission of invoice.

1.14 The Parties shall negotiate within six (6) months from the Effective Date of this Addendum in partial compensation, payable by Futaba to CopyTele for CopyTele and Volga Background Technology.



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o        CopyTele, with the assistance of Volga, shall also deliver to Futaba information and materials necessary for reproducing, producing and testing each Product resulting from Milestones.

         Volga shall warrant that no information and delivered material will violate the laws and regulations of Russia.

o During the term of this Addendum, the Parties shall jointly apply with Futaba for Program Patents on joint inventions, ideas and designs made in pursuit of Milestones (hereafter collectively referred to as "Inventions") in any country in consideration of necessity with mutual agreement and equally bear the costs and fees incurred for each such patent application.

         The Parties shall cause their employee-inventors to execute appropriate documents and assignments necessary to effectuate the terms of this paragraph.

o The production and sales of Products shall be subject to the following paragraphs until the last patent among Background Patents and Program Patents expires:

1.15     CopyTele and Futaba shall have the exclusive right to produce Products.

1.16 CopyTele, Volga and Futaba may entrust the production of Products to Affiliates, provided that Affiliates shall not entrust it to any other party.

1.17     Futaba shall have a sales right exclusively worldwide, excluding
         Russia.

1.18 Not withstanding 8.1, Volga shall have the right to produce and/or sell the Products in Russia.

o Volga shall grant to CopyTele a non-exclusive, irrevocable and worldwide license of its Background Patents and Background Technology upon payment by Futaba to CopyTele and CopyTele to Volga of the amounts referenced in Paragraph 5.2.

         Volga grants and agrees to grant a non-exclusive, irrevocable and worldwide license of its Program Patents and Program Technology to CopyTele.

         Neither Party shall license the Program Patents and Program Technology to a third party, excluding Futaba, Affiliates, and Associates without the written consent of the other Party.

o The Parties shall negotiate rates for running royalties (to be paid quarterly) for the licenses under Paragraph 9 in favor of the products resulting from each Phase by the completion of the respective Phase, but failing agreement by both Parties, such licenses shall not become effective for the products resulting from such Phase until such royalty rate is agreed upon.



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o        The Parties agree not to disclose to third parties, with the exception of Futaba, the other Party's confidential information which was acquired in pursuit of the Milestones.

         Notwithstanding the foregoing, either Party may disclose under its responsibility the confidential information to its Affiliate, Futaba, and Associates, for the purpose and subject to the conditions and limitations set forth herein with written notice.

         The obligations of this Article shall not apply to information:

         - after it becomes freely available to the general public without fault of the Party wishing to disclose it; or

         - that is lawfully made available to the Party wishing to disclose it without obligation of confidentiality by a third party not under an obligation of confidence to the other Party hereto; or

         - that the Party wishing to disclose can show it has developed independently of the development program of this Agreement, and without reference to the other Party's Background Technology or the Program Technology.

o If a Party breaches any of its material obligations under this Addendum, the non-breaching Party shall have the right to give written notice of such breach to the breaching Party, and, if the breaching Party does not cure such breach within 10 days from the date of such notice, the non-breaching Party shall have the right to terminate this Agreement forthwith by a further written notice.

o All other terms and conditions outlines in the Agreement shall remain unchanged.




    CopyTele, Inc.                                  Volga-Svet Ltd.



    /s/ Denis A. Krusos                             /s/ Dr. Boris Gorfinkel
    -----------------------------------             -----------------------
    Denis A. Krusos                                 Dr. Boris Gorfinkel

    Date:  May 10, 2001                             Date:  May 10, 2001



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